UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2003

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Sunrise Assisted Living, Inc.
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     On March 28, 2003, Sunrise Senior Living, Inc., a Delaware corporation (“Sunrise”), completed its acquisition of Marriott Senior Living Services, Inc. (“MSLS”) pursuant to a Stock Purchase Agreement, dated as of December 30, 2002, with Marriott International, Inc. (“Marriott International”), Marriott Senior Holding Co. and Marriott Magenta Holding Company, Inc., which agreement was amended by Amendment No. 1 thereto dated as of March 28, 2003. The transaction added 129 senior living communities with a resident capacity of more than 23,000 to the Sunrise operating portfolio.

          Sunrise paid approximately $92 million in cash to acquire all of the outstanding stock of MSLS. Sunrise used cash on hand and amounts available under Sunrise’s syndicated revolving credit facility to fund the cash purchase price. In addition, Sunrise also assumed approximately $34 million of working capital liabilities and other funding obligations, of which $22.8 million was paid to Marriott International in four installments by May 18, 2003, as well as approximately $25 million of lifecare endowment obligations, the majority of which are expected to be refinanced with proceeds from the issuance of new endowment obligations as new residents enter the communities. Sunrise also guaranteed approximately $32 million of lease payments under 14 of MSLS’s operating leases, which are currently guaranteed by Marriott International. Sunrise provided Marriott International with a guarantee with respect to the other funding obligations and the 14 lease guarantees to the extent Marriott International remains obligated under its guarantees of these arrangements after the closing. In connection with the transaction, Marriott International agreed to provide certain transitional administrative and information resource services to Sunrise through September 2003, which are estimated to cost approximately $2.4 million, and agreed to lease certain office space to Sunrise through December 31, 2003 at a base rent of $119,790 per month. The majority of MSLS’s employees became employees of Sunrise at the close of the sale, increasing Sunrise’s workforce to nearly 30,000. As previously announced, J.W. Marriott, Jr., Chairman and CEO of Marriott International, became a member of Sunrise’s Board of Directors at the close of the sale.

          The acquisition of MSLS has been treated as a purchase for financial accounting purposes.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired	F-1 through F-16

(b)	Pro Forma Financial Information
	Unaudited Pro Forma Consolidated Financial Information of Sunrise Senior Living, Inc.	4
	Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2002	5
	Notes to Unaudited Pro Forma Consolidated Financial Information	6

(c)	Exhibits

	2.1	Stock Purchase Agreement dated as of December 30, 2002 by and among Marriott International, Inc., Marriott Senior Holding Co., Marriott Magenta Holding Company, Inc. and Sunrise Assisted Living, Inc. (Incorporated by reference to Exhibit 2.3 of Sunrise’s 2002 Form 10-K).

	2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of March 28, 2003 by and among Marriott International, Inc., Marriott Senior Holding Co., Marriott Magenta Holding Company, Inc. and Sunrise Assisted Living, Inc. (Incorporated by reference to Exhibit 2.2 of Sunrise’s Form 8-K filed April 9, 2003).

	2.3	Assumption and Reimbursement Agreement made effective as of March 28, 2003, by and among Marriott International, Inc., Sunrise Assisted Living, Inc., Marriott Senior Living Services, Inc. and Marriott Continuing Care, LLC (Incorporated by reference to Exhibit 10.4 of Sunrise’s Form 10-Q for the quarter ended March 31, 2003).

	2.4	Assumption and Reimbursement Agreement (CNL) made effective as of march 28, 2003, by and among Marriott International, Inc., Marriott Continuing Care, LLC, CNL Retirement Properties, Inc., CNL Retirement MA3 Pennsylvania, LP, and CNL Retirement MA3 Virginia, LP (Incorporated by reference to Exhibit 10.5 of Sunrise’s Form 10-Q for the quarter ended March 31, 2003).

	23	Consent of Ernst & Young LLP, Independent Auditors

SUNRISE SENIOR LIVING, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

          The following statement sets forth the unaudited pro forma consolidated financial information of Sunrise Senior Living, Inc. (“Sunrise”) giving effect to the acquisition of 100 percent of the outstanding common stock of Marriott Senior Living Services, Inc. (“MSLS”) The March 28, 2003 acquisition has already been reflected in the March 31, 2003 unaudited consolidated balance sheet included in Sunrise’s Form 10-Q for the quarter ended March 31, 2003.

          The unaudited pro forma consolidated income statement for the year ended December 31, 2002 gives effect to the acquisition as if it had occurred as of the beginning of the period presented. The unaudited pro forma consolidated financial information does not purport to be indicative of the financial position or results of operations for future periods nor indicative of the results that actually would have been realized had the acquisition taken place during the period covered by the income statement. The pro forma adjustments are based on available information and adjustments that management believes are reasonable. The unaudited pro forma consolidated financial information should be read in conjunction with Sunrise’s audited consolidated financial statements for the year ended December 31, 2002 (included in Form 10-K for the year ended December 31, 2002), MSLS’s audited consolidated financial statements for the year ended December 31, 2002 (included herein) and Sunrise’s unaudited consolidated financial statements for the period ended March 31, 2003 (included in Form 10-Q for the three months ended March 31, 2003) and the accompanying notes.

SUNRISE SENIOR LIVING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2002
(in thousands, except per share amounts)

		Historical MSLS	Pro Forma
	Historical	(A)	Adjustments		Pro Forma

Operating revenue:
Resident fees	$248,098	$303,585	$—		$551,683
Management and contract services	183,603	460,481	—		644,084
Income from property sales	74,211	3,892	—		78,103

Total operating revenue	505,912	767,958	—		1,273,870

Operating expenses:
Facility operating	167,354	235,768	—		403,122
Management and contract services	144,747	414,939	—		559,686
Facility development and pre-rental	11,504	2,978	—		14,482
General and administrative	36,944	36,778	—		73,722
Depreciation and amortization	25,317	17,181	2,699	B	45,197
Goodwill impairment	—	3,272	—		3,272
Loss on the sale of real estate	—	21,819	—		21,819
Facility lease	8,298	31,764	—		40,062

Total operating expenses	394,164	764,499	2,699		1,161,362

Income from operations	111,748	3,459	(2,699)		112,508
Interest income (expense):
Interest income	11,338	—	—		11,338
Interest expense	(31,318)	(3,780)	(4,140)	C	(39,238)

Total interest expense	(19,980)	(3,780)	(4,140)		(27,900)
Equity in earnings of unconsolidated senior living properties	695	—	—		695
Minority interests	(160)	—	—		(160)

Income (loss) before income taxes	92,303	(321)	(6,839)		85,143
Provision for income taxes	(35,075)	(114)	2,599	D	(32,590)

Income (loss) from continuing operations	$57,228	$(435)	$(4,240)		$52,553

Income from continuing operations per common share data
Basic:
Basic income from continuing operations per common share	$2.56				$2.35

Basic weighted average common shares outstanding	22,357				22,357

Diluted:
Diluted income from continuing operations	$61,838				$57,163

Diluted income from continuing operations per common share	$2.33				$2.15

Diluted weighted average common shares outstanding	26,552				26,552

See accompanying notes to unaudited pro forma consolidated financial information.

SUNRISE SENIOR LIVING, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

A.	Represents the results of operations of Marriott Senior Living Services, Inc. (MSLS) for the fiscal year ended January 3, 2003 (included herein).

B.	Reflects the amortization of management contracts and leaseholds acquired of $2.7 million.

C.	Reflects the reclassification of fees associated with a $92 million term loan and premium for the early redemption of convertible notes recorded as an extraordinary loss in Sunrise’s 2002 historical financial statements. On January 1, 2003, Sunrise adopted Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, which requires companies to no longer report gains and losses associated with the extinguishment of debt as a component of extraordinary gains and losses, net of tax.

D.	Reflects the income tax effects of consolidating the operations of MSLS, adjusting amortization and reclassifying the extraordinary loss (described in Note C above) at Sunrise’s effective income tax rate of 38%.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.
(Registrant)

Date:	June 11, 2003	By:	/s/ Larry E. Hulse

Larry E. Hulse
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Name	Page No.

2.1	Stock Purchase Agreement dated as of December 30, 2002 by and among Marriott International, Inc., Marriott Senior Holding Co., Marriott Magenta Holding Company, Inc. and Sunrise Assisted Living, Inc. (Incorporated by reference to Exhibit 2.3 of Sunrise’s 2002 Form 10-K).

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of March 28, 2003 by and among Marriott International, Inc., Marriott Senior Holding Co., Marriott Magenta Holding Company, Inc. and Sunrise Assisted Living, Inc. (Incorporated by reference to Exhibit 2.2 of Sunrise’s Form 8-K filed April 9, 2003).

2.3	Assumption and Reimbursement Agreement made effective as of March 28, 2003, by and among Marriott International, Inc., Sunrise Assisted Living, Inc., Marriott Senior Living Services, Inc. and Marriott Continuing Care, LLC (Incorporated by reference to Exhibit 10.4 of Sunrise’s Form 10-Q for the quarter ended March 31, 2003).

2.4	Assumption and Reimbursement Agreement (CNL) made effective as of march 28, 2003, by and among Marriott International, Inc., Marriott Continuing Care, LLC, CNL Retirement Properties, Inc., CNL Retirement MA3 Pennsylvania, LP, and CNL Retirement MA3 Virginia, LP (Incorporated by reference to Exhibit 10.5 of Sunrise’s Form 10-Q for the quarter ended March 31, 2003).

23	Consent of Ernst & Young LLP, Independent Auditors

MARRIOTT SENIOR LIVING SERVICES, INC.

Consolidated Financial Statements

Fiscal Years ended January 3, 2003, December 28, 2001 and December 29, 2000
With Report of Independent Auditors

REPORT OF INDEPENDENT AUDITORS

Board of Directors

Marriott International, Inc.

   We have audited the accompanying consolidated balance sheets of Marriott Senior Living Services, Inc., (the “Company”) as of January 3, 2003 and December 28, 2001 and the related consolidated statements of operations, shareholder’s equity and cash flows for each of the three fiscal years in the period ended January 3, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Marriott Senior Living Services, Inc., as of January 3, 2003 and December 28, 2001, and the consolidated results of its operations and its cash flows for each of the three fiscal years in the period ended January 3, 2003, in conformity with accounting principles generally accepted in the United States.

   As discussed in the notes to the consolidated financial statements, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, “Goodwill and other Intangible Assets.”

McLean, Virginia
March 7, 2003

MARRIOTT SENIOR LIVING SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Fiscal Years Ended January 3, 2003, December 28, 2001 and December 29, 2000
(in thousands, except per share amounts)

	2002	2001	2000

SALES
Resident fees	$303,585	$284,221	$256,119
Management and contract services	45,542	34,948	30,598
Gain on sales of real estate	3,892	3,580	9,491

	353,019	322,749	296,208
Other revenues from managed properties	414,939	362,146	336,350

	767,958	684,895	632,558

OPERATING COSTS AND EXPENSES
Community operating expenses	235,768	201,945	188,217
General and administrative	37,114	37,048	34,495
Rent	31,764	31,813	31,280
Depreciation and amortization	17,181	28,026	23,416
Goodwill impairment	3,272	—	—
Loss on the sale of real estate	21,819	—	—
Facility development and pre-opening	2,978	1,384	24,993
Provision for doubtful accounts	(336)	5,414	5,005

	349,560	305,630	307,406
Other costs from managed properties	414,939	362,146	336,350

Operating income (loss) from continuing operations	3,459	17,119	(11,198)
Interest expense	3,780	4,768	4,697

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	(321)	12,351	(15,895)
Provision for income taxes	(114)	(313)	(296)

(LOSS) INCOME FROM CONTINUING OPERATIONS	(435)	12,038	(16,191)
DISCONTINUED OPERATIONS
Income (loss) from Village Oaks, net of tax expense of $44, $37,and $36, respectively, including a pre-tax impairment charge of $59,620 in 2001	12,880	(59,399)	(1,609)

NET INCOME (LOSS)	$12,445	$(47,361)	$(17,800)

See Notes To Consolidated Financial Statements

MARRIOTT SENIOR LIVING SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
January 3, 2003 and December 28, 2001
(in thousands)

	January 3,	December 28,
	2003	2001

ASSETS
Current assets
Cash and equivalents	$1,886	$3,968
Inventories, at lower of average cost or market	1,190	1,549
Accounts receivable, net of an allowance of $8,419 and $13,987, respectively	17,366	33,893
Assets held for sale	216,555	453,916
Other	10,660	3,524

Total current assets	247,657	496,850

Property and equipment	85,044	254,069
Intangible assets	116,772	119,128
Investment in affiliates	510	549
Other	14,409	15,716

Total assets	$464,392	$886,312

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accounts payable	$26,593	$28,051
Accrued payroll and benefits	34,457	30,104
Current maturities of long-term debt	1,952	2,499
Current maturities of lifecare bonds	2,056	2,568
Current portion of deferred revenue from nonrefundable fees	5,693	4,653
Current portion of deferred gains and leasing proceeds	—	7,488
Liabilities relating to assets held for sale	88,817	91,155
Other accrued expenses	29,668	39,024

Total current liabilities	189,236	205,542

Long-term debt	41,884	57,850
Lifecare bonds	19,103	25,396
Deferred revenue from nonrefundable fees	19,081	17,747
Deferred gains and leasing proceeds	10,866	178,084
Security deposits	3,764	6,378
Other	7,518	6,192

Total liabilities	291,452	497,189
Shareholder’s Equity:
Series A Preferred stock, no par, 400 shares issued and outstanding	46,395	46,395
Common stock, no par, 100 shares issued and outstanding	100,000	100,000
Accumulated results and net investment by Parent	26,545	242,728

	172,940	389,123

Total liabilities and shareholder’s equity	$464,392	$886,312

See Notes To Consolidated Financial Statements

MARRIOTT SENIOR LIVING SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Fiscal Years Ended January 3, 2003, December 28, 2001 and December 29, 2000
(in thousands)

	2002	2001	2000

OPERATING ACTIVITIES
Net income (loss)	$12,445	$(47,361)	$(17,800)
Adjustments to reconcile to cash provided by operations
(Income) loss from discontinued operations	(12,880)	59,399	1,609
Provision for doubtful accounts	(336)	5,414	5,005
Depreciation and amortization	17,181	28,026	23,416
Goodwill impairment	3,272	—	—
Other	20,264	(4,428)	24,617
Working capital changes:
Accounts receivable	(12,300)	3,645	(4,090)
Inventories	702	466	(901)
Other current assets	10,091	(1,155)	7,264
Accounts payable and accrued expenses	5,252	7,507	4,015
Security deposits	(2,774)	(332)	190
Deferred revenue for future healthcare services	2,428	1,964	466

Cash provided by continuing operations	43,345	53,145	43,791
Cash provided by discontinued operations	8,853	6,262	4,506

Net cash provided by operating activities	52,198	59,407	48,297

INVESTING ACTIVITIES
Capital expenditures	(47,921)	(26,023)	(75,022)
Dispositions	204,612	426	192,824
Other	15,204	(1,320)	(14,373)

Cash provided by (used in) investing activities	171,895	(26,917)	103,429
Cash provided by (used in) investing activities of discontinued operations	76	(159)	(384)

Net cash provided by (used in) investing activities	171,971	(27,076)	103,045

FINANCING ACTIVITIES
Issuance of long-term debt	—	—	13,800
Repayment of long-term debt	(38)	(368)	(1,976)
Lifecare bonds	4,340	782	4,432
Net repayments to Parent	(220,152)	(28,695)	(166,867)

Cash used in financing activities	(215,850)	(28281)	(150,611)
Cash used in financing activities of discontinued operations	(10,401)	(5,491)	(4,307)

Net cash used in financing activities	(226,251)	(33,772)	(154,918)

DECREASE IN CASH AND EQUIVALENTS	(2,082)	(1,441)	(3,576)
CASH AND EQUIVALENTS, beginning of year	3,968	5,409	8,985

CASH AND EQUIVALENTS, end of year	$1,886	$3,968	$5,409

See Notes To Consolidated Financial Statements

MARRIOTT SENIOR LIVING SERVICES, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDER’S EQUITY
January 3, 2003, December 28, 2001 and December 29, 2000
(in thousands)

			Accumulated
	Series A		results and net	Total
	Preferred	Common	investment by	Shareholder’s
	Stock	Stock	Parent	Equity

Balance, January 1, 2000	$46,395	$100,000	$513,209	$659,604
Net loss	—	—	(17,800)	(17,800)
Net repayments to Parent	—	—	(171,154)	(171,154)

Balance, December 29, 2000	46,395	100,000	324,255	470,650
Net loss	—	—	(47,361)	(47,361)
Net repayments to Parent	—	—	(34,166)	(34,166)

Balance, December 28, 2001	46,395	100,000	242,728	389,123
Net income	—	—	12,445	12,445
Net repayments to Parent	—	—	(228,628)	(228,628)

Balance, January 3, 2003	$46,395	$100,000	$26,545	$172,940

See Notes To Consolidated Financial Statements

MARRIOTT SENIOR LIVING SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     Marriott Senior Living Services, Inc., (“MSLS” or the “Company”), a wholly-owned subsidiary of Marriott International, Inc. (“MI”, or the “Parent”) develops and operates independent full-service and assisted living senior living communities and provides related senior care services. On December 30, 2002, MI entered into a definitive agreement to sell the stock of MSLS to Sunrise Assisted Living, Inc. and to sell the nine remaining senior living communities owned by MSLS to CNL Retirement Properties, Inc. (CNL) for approximately $259 million in cash. The sale is expected to be completed in early 2003.

     Most communities are rental communities with monthly rates that depend on the amenities and services provided. The services provided by MSLS are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

     These consolidated financial statements present the results of operations, financial position and cash flows of MSLS (together with its subsidiaries). All material intercompany transactions and balances between entities included in these consolidated financial statements have been eliminated.

     MSLS utilizes MI’s centralized systems for cash management, payroll, purchasing and distribution, employee benefit plans, insurance and administrative services. As a result, substantially all cash received by MSLS was deposited in and commingled with MI’s general corporate funds. Similarly, operating expenses, capital expenditures and other cash requirements of MSLS were paid by MI and charged directly or allocated to MSLS. The net amounts of these cash transactions between MI and MSLS are reflected as accumulated results and net investment by parent in the accompanying balance sheets. In the opinion of management, MI’s methods for allocated costs are reasonable.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, the reported amounts of sales and expenses during the reporting period and the disclosures of contingent liabilities. Accordingly, ultimate results could differ from those estimates.

Fiscal Year

     The fiscal year ends on the Friday nearest to December 31. The 2002 fiscal year includes 53 weeks, while the 2001 and 2000 fiscal years include 52 weeks.

Revenue Recognition

     For owned and leased properties, resident fees and health care services revenues are generated primarily from monthly charges for independent living units and assisted living suites and daily charges for nursing beds. The revenues are recognized monthly based on the terms of the residents’ agreements. Advance payments received for services are deferred until the services are provided. Resident fee revenue includes ancillary revenue, which is generated on a “fee for service” basis for supplemental items requested by residents. Ancillary revenue is recognized as the services are provided.

     For managed properties, base fees are recognized as revenues in accordance with the contract. In interim periods and at year end, incentive fees are recognized as income that would be due as if the contract were to terminate at that date, exclusive of any termination fees payable or receivable by MSLS. Other revenues from managed properties are recognized when the related reimbursable costs are incurred.

Continuing Care Agreements

     Residents of the Lifecare Communities are required to sign a continuing care agreement (“Care Agreement”) with MSLS. The Care Agreements stipulate, among other things, the amount of all entry fees and monthly fees, the type of residential unit being provided, and MSLS’s obligation to provide both health care and non-health care services. In addition, the Care Agreements provide MSLS with the right to increase future monthly fees. The Care Agreements are terminated upon the receipt of a written termination notice from the resident or the death of the resident.

     When the present value of estimated costs to be incurred under Care Agreements exceeds estimated revenues, the present value of such excess costs are accrued currently. The calculation assumes a future increase in the monthly revenue commensurate with the monthly cost. The calculation currently results in an expected positive net present value cash flow and, as such, no liability has been recorded in the accompanying consolidated financial statements.

     The components of the entry fees for Lifecare Communities are as follows:

a.	Lifecare Bonds - This component is refundable to the resident or the resident’s estate upon termination or cancellation of the Care Agreement. Lifecare Bonds are primarily non-interest bearing and, depending on the type of plan, are equal to either 100, 95, 90 or 50 percent of the total entry fee less any additional occupant lifecare fee. As these obligations are considered security deposits, interest is not imputed on these obligations in accordance with APB 21. Lifecare bonds amount to $109,239,000 and $116,569,000 at January 3, 2003 and December 28, 2001, respectively, of which $88,080,000 and $88,605,000, respectively, are included in liabilities related to assets held for sale.

b.	Additional Occupant Lifecare Fee - This is a nonrefundable fee for each additional occupant in a residential unit.

c.	Lifecare Fee - This component is nonrefundable and equals the total entry fee less the two components described in a. and b.

Deferred Revenue from Nonrefundable Fees

     The nonrefundable portion of the entry fees as discussed above is deferred and recognized as revenue over the actuarially determined expected term of each resident’s contract, which is generally over 7 to 9 years. Deferred revenue from nonrefundable fees totaled $24,774,000 and $22,400,000 at January 3, 2003 and December 28, 2001, respectively.

Future Healthcare Services

     Certain resident and admission agreements entitle residents to receive limited health care services up to defined maximums. A portion of the monthly fees from residents entitled to these services is deferred and recognized as revenue as the related health care services are provided.

Contractual Adjustments

     A portion of the revenues from health care services is attributable to patients whose bills are paid by Medicare or Medicaid under contractual arrangements. In 1999, Medicare changed from finalizing reimbursed covered costs through retroactive adjustments based on agency reviews to a Prospective Payment System (“PPS”) for most of our communities. This eliminated the need for provisions for estimated Medicare and Medicaid settlements. There are no receivables for estimated third-party payor settlements at January 3, 2003 or December 28, 2001.

Comprehensive Income

     There are no items of other comprehensive income in any period presented in these financial statements.

Reclassifications

     Certain amounts in the 2001 and 2000 consolidated financial statements have been reclassified to conform with the current year presentation

Cash and Equivalents

     All highly liquid investments with a maturity of three months or less at date of purchase are considered to be cash equivalents.

Accounts Receivable Allowance

     The following table summarizes the activity in the accounts receivable allowance for the years ended December 29, 2000, December 28, 2001 and January 3, 2003:

($ in thousands)
January 1, 2000	$11,991
Provisions	5,005
Write-offs	(8,019)

December 29, 2000	8,977
Provisions	5,414
Write-offs	(404)

December 28, 2001	13,987
Provisions	(336)
Write-offs	(5,232)

January 3, 2003	$8,419

Valuation of Long-Lived Assets

     The carrying values of long-lived assets are reviewed when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset is expected to generate cash flows less than the asset’s carrying value at the lowest level of identifiable cash flows, a loss for the difference between the asset’s carrying amount and its fair value is recognized.

New Accounting Standards

     MSLS adopted the disclosure provisions of FAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” in the fourth quarter of 2002. FAS No. 148 requires expanded disclosure regarding stock-based compensation in the Summary of Significant Accounting Policies in the Notes to the Consolidated Financial Statements and does not have a financial impact on the financial statements.

Pro forma compensation cost for the Stock Option Program and employee purchases pursuant to the Stock Purchase Plan recognized in accordance with FAS No. 123, would change our net income (loss) as follows (in thousands):

	2002	2001	2000

Net income (loss) as reported	$12,445	$(47,361)	$(17,800)
Add: Stock based employee compensation expense included in net income, net of related tax effects	84	84	519
Deduct: Total stock based employee compensation expense determined under fair value based method for all rewards, net of related tax effects	(2,492)	(2,317)	(2,377)

Pro forma net income (loss)	$10,037	$(49,594)	$(19,658)

     MSLS adopted SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” in the first quarter of 2002. The adoption of SFAS 144 did not have a material financial statement impact.

     MSLS adopted SFAS 142, “Goodwill and other Intangible Assets,” in the first quarter of 2002. The new rules require that goodwill is not amortized, but is reviewed annually for impairment. MSLS completed its testing of goodwill for impairment and determined that no impairment existed upon initial adoption of SFAS 142.

     The impact of the adoption of SFAS 142 on the net income of MSLS for the years ended December 28, 2001 and December 29, 2000, as if the adoption had taken place in the first quarter of 2000, is presented in the following table (in thousands):

	2001	2000

Reported net loss	$(47,361)	$(17,800)
Goodwill amortization	4,418	4,016

Adjusted net loss	$(42,943)	$(13,784)

FIN 46, “Consolidation of Variable Interest Entities,” is effective immediately for all enterprises with variable interests in variable interest entities created after January 31, 2003. FIN 46 provisions must be applied to variable interests in variable interest entities created before February 1, 2003 from the beginning of the third quarter of 2003. If an entity is determined to be a variable interest entity, it must be consolidated by the enterprise that absorbs the majority of the entity’s expected losses if they occur, receives a majority of the entity’s expected residual returns if they occur, or both. Where it is reasonably possible that the company will consolidate or disclose information about a variable interest entity, the company must disclose the nature, purpose, size and activity of the variable interest entity and the company’s maximum exposure to loss as a result of its involvement with the variable interest entity in all financial statements issued after January 31, 2003. MSLS does not believe that it is reasonably possible that the adoption of FIN 46 will result in the consolidation of any previously unconsolidated entities, or in additional disclosures.

ASSETS HELD FOR SALE

     On December 30, 2002, MI entered into a definitive agreement to sell nine senior living communities owned by MSLS to CNL Retirement Partners, Inc (CNL) for approximately $170 million in cash. The sale is expected to take place in early 2003. In conjunction with the sale, CNL will assume the lifecare bond obligations relating to those communities. The Company expects to record a net pre-tax gain of approximately $36 million. Assets held for sale, which primarily consists of property and equipment, amounted to $216,555,000 at January 3, 2003. Liabilities relating to assets held for sale, primarily consisting of lifecare bond obligations, amounted to $88,817,000.

     In December 2000, management approved and committed to a plan to sell land that was no longer intended for development and an impairment charge of $6,977,000 was recorded to adjust the carrying value of the land to its estimated fair value. Included in assets held for sale is land with a carrying value of $17,708,000 at December 28, 2001. As certain land parcels were not sold by January 3, 2003, they have reclassified as held and used at their fair value.

     The December 28, 2001 balance sheet has been reclassified to include the nine communities being sold to CNL, as well as all communities sold during 2002, as assets held for sale. These dispositions do not qualify to be accounted for as discontinued operations as MSLS will remain the manager of the communities. The breakdown of assets held for sale at December 28, 2001 is as follows (in thousands):

2001

Nine communities to be sold to CNL	$224,085
Assets sold during 2002	166,086
Discontinued operations	46,037
Land under contract at 12/28/01	17,708

$453,916

DISCONTINUED OPERATIONS

     In December 2001, management approved and committed to a plan to sell the 24 Village Oaks properties within 12 months. An impairment charge of $59,620,000 was recorded to adjust the carrying value of the properties to their estimated fair value. The transaction was accounted for under APB 30 and SFAS 121 as the plan was committed to prior to the adoption of SFAS 144 in the first quarter of 2002. On October 1, 2002, the Village Oaks properties were sold for net proceeds of $61,440,000,which exceeded our previous estimate of fair value by $11,476,000. We have included the $11,476,000 gain in discontinued operations for the year ended January 3, 2003. The Village Oaks fixed assets held for sale amounted to $46,037,000 at December 28, 2001.

     Village Oaks was one of the Company’s three business segments. Segment information is as follows (in thousands):

	2002	2001	2000

Sales	$35,923	$40,388	$40,448
Operating income (loss) (includes a gain on sale of $11,476,000 in 2002 and an impairment charge of $59,620 in 2001)	$12,924	$(59,362)	$(1,573)
Assets	$—	$49,226	114,716
Depreciation and amortization	$—	$5,736	$6,176

PROPERTY AND EQUIPMENT

	2002	2001

	(in thousands)
Land	$15,015	$9,648
Buildings and leasehold improvements	67,717	250,611
Furniture and equipment	28,390	31,714
Construction in progress	568	4,935

	111,690	296,908
Less: accumulated depreciation and amortization	26,646	42,839

	$85,044	$254,069

     Property and equipment are recorded at cost, including interest, rent and real estate taxes incurred during development and construction. Interest capitalized as a cost of property and equipment was zero and $1,046,000 for the years ended January 3, 2003 and December 28, 2001, respectively. The cost of improvements that extend the useful life of property and equipment are capitalized when incurred. All repairs and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (three to 40 years). Leasehold improvements are amortized over the shorter of the asset life or lease term.

DISPOSITIONS

     On December 17, 2002, MSLS sold twelve senior living communities to CNL for $89,359,000. The sale was accounted for under the full accrual method in accordance with FAS No. 66 and MSLS recorded a pre-tax loss of $21,819,000.

     In the second quarter of 2002, MSLS sold five senior living communities for $58,900,000. MSLS will continue to operate the communities under long-term management agreements. These sales are accounted for under the full accrual method in accordance with FAS No. 66. MSLS will recognize deferred gains of $5,878,000 provided certain contingencies in the sales contract expire.

     During 2000, MSLS sold 14 senior living communities for cash proceeds of $187,200,000. MSLS simultaneously entered into long-term management agreements for the communities with a third-party tenant, which leases the communities from the buyer. MI accounted for the transaction under the leasing method, as in connection with the sale, MI provided a credit facility to the buyer to be used, if necessary, to meet its debt service requirements. On December 30, 2002, MI repurchased the 14 senior living communities and MSLS distributed all remaining related assets and liabilities to MI.

     Deferred gains amounted to $10,866,000 and $12,363,000 at January 3, 2003 and December 28, 2001, respectively.

INTANGIBLE ASSETS

	2002	2001

	(in thousands)
Management, franchise and license agreements	$6,089	$4,933
Goodwill	136,345	139,617

	142,434	144,550
Less: accumulated amortization	25,662	25,422

	$116,772	$119,128

     Intangible assets, excluding goodwill in 2002, are amortized on a straight-line basis over periods of three to 40 years. Intangible amortization expense totaled $240,000, $4,995,000, and $4,422,000 for the years ended January 3, 2003, December 28, 2001, and December 29, 2000, respectively.

     On December 30, 2002, MI entered into a definitive agreement to sell the stock of MSLS to Sunrise Assisted Living, Inc. for approximately $88,600,000 in cash. The sale is expected to be completed in early 2003. The recorded balance of the net assets being sold to Sunrise is approximately $3,272,000 greater than the agreed upon purchase price. In accordance with FAS No. 142, an impairment charge of $3,272,000 was recorded by MSLS to reduce the goodwill to fair value.

OTHER ASSETS

     Included in other long-term assets are cash escrow reserves for working capital which are required by various states. These restricted cash amounts, which are held in segregated accounts, totaled $5,220,000 and $4,345,000 as of January 3, 2003 and December 28, 2001, respectively. Working capital required by various states of $1,140,000 and $990,000 as of January 3, 2003 and December 28, 2001, respectively, which are included in other long-term assets, represent amounts maintained in MI’s cash concentration system.

LONG-TERM DEBT

     MSLS has entered into sale-leaseback transactions in which MI has provided unsecured guarantees of the Company’s lease payments. Because the MI guarantee is a form of continuing involvement that precludes sale-leaseback accounting in the separate financial statements of MSLS, these transactions are accounted for under the financing method. When the MI guarantees expire, these transactions are recorded as sales.

     A liability of $43,836,000 and $58,426,000 relating to these sale-leaseback transactions is recorded in long-term debt at January 3, 2003 and December 28, 2001, respectively.

     Calculated imputed future principal payments under the financing method (effective interest rate of 6.9%) and other long-term debt at January 3, 2003 are summarized below:

Fiscal Year	(in thousands)

2003	$1,952
2004	2,087
2005	2,232
2006	2,387
2007	2,553
Thereafter	32,625

Total debt	$43,836

The future obligations under these leases at January 3, 2003 are summarized below:

Fiscal Year	(in thousands)

2003	$4,995
2004	4,995
2005	4,995
2006	4,995
2007	4,995
Thereafter	44,954

Total minimum lease payments	$69,929

LEASES

     Future obligations under operating leases at January 3, 2003, excluding the sale-leaseback transactions accounted for under the financing method discussed above, are summarized below:

Fiscal Year	(in thousands)

2003	$29,124
2004	29,124
2005	29,124
2006	29,124
2007	29,124
Thereafter	167,478

Total minimum lease payments	$313,098

     The leases have initial terms of 20 years, and contain one or more renewal options, generally for five to 15 years. The leases provide for minimum rentals and additional rentals based on the operations of the leased property.

	2002	2001	2000

	(in thousands)
Rent expense:
Minimum rentals	$28,304	$28,701	$28,462
Additional rentals	3,460	3,112	2,818

	$31,764	$31,813	$31,280

INCOME TAXES

     The total deferred tax assets and liabilities as of January 3, 2003 and December 29, 2001 were as follows:

	2002	2001

	(in thousands)
Financing obligations	$17,096	$22,587
Valuation allowances and other	17,385	19,255
Employee benefits	5,464	4,953
Deferred income	5,196	7,809
Intangibles and other	1,929	5,365

Deferred tax assets	47,070	59,969
Property and equipment	(27,008)	(7,207)

	20,062	52,762
Valuation allowance	(20,062)	(52,762)

	$—	$—

The net deferred tax assets are fully offset by a valuation allowance due to cumulative losses in recent years. MSLS will continue to assess the valuation allowance and to the extent that it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.

The provision for income taxes consists of:

	2002	2001	2000

Current	$114	$313	$296
Deferred	—	—	—

Total	$114	$313	$296

A reconciliation of the U.S. statutory tax rate to our effective income tax rate follows:

	2002	2001	2000

U.S. statutory tax rate	35.0%	35.0%	35.0%
State income taxes, net of U.S. tax benefit	4.0	3.7	3.6
Goodwill	(397.6)	15.7	(10.7)
Change in valuation allowance	366.7	(54.8)	(27.9)
Other	(43.6)	3.0	(1.9)

Effective rate	(35.5)%	2.6%	(1.9)%

     MSLS is included in the consolidated federal income tax return of MI. The income tax provision reflects the portion of MI’s historical income tax provision attributable to the operations of MSLS. Management believes the income tax provision, as reflected, is comparable to what the income tax provision would have been if MSLS had filed a separate return during the periods presented. MSLS’s net operating losses were utilized by MI, thus on a stand-alone basis, MSLS will have no net operating loss carryforwards.

SHAREHOLDER’S EQUITY

     One thousand shares of common stock with no par value are authorized, 100 shares are issued and outstanding. Two thousand shares of Series A preferred stock, with no par value, are authorized, 400 shares are issued and outstanding. The Common stock and Series A Preferred stock each have one vote per share in all matters. The Series A preferred stock has a liquidation preference of $125,000 per share, and an aggregate liquidation preference of $50,000,000. When and as declared by the Board of Directors, holders of the Series A Preferred stock shall be entitled to receive, out of funds legally available, dividends at the rate of eight percent per annum. The Series A Preferred stock is not redeemable. Accumulated results and net investment by Parent includes the cumulative results of MSLS since inception and cumulative funding by MI.

EMPLOYEE STOCK PLANS

     MI issues stock options, deferred shares and restricted shares under its 1998 Comprehensive Stock and Cash Incentive Plan (Comprehensive Plan). Under the Comprehensive Plan, MI may award to participating MSLS employees (1) options to purchase MI’s Class A Common Stock (Stock Option Program), (2) deferred shares of MI’s Class A Common Stock and (3) restricted shares of MI’s Class A Common Stock. In addition, MI has an employee stock purchase plan (Stock Purchase Plan). In accordance with the provisions of Opinion No. 25 of the Accounting Principles Board, no compensation cost is recognized for the Stock Option Program or the Stock Purchase Plan.

     Deferred shares granted to officers and key employees under the Comprehensive Plan generally vest over 5 to 10 years in annual installments commencing one year after the date of grant. Compensation expense is recorded for the fair market value of the shares on the date of grant, less estimated forfeitures. MSLS did not grant any deferred shares during the years ended January 3, 2003 and December 28, 2001. Compensation cost recognized during the year ended December 29, 2000 was $519,000 after tax.

     Restricted shares under the Comprehensive Plan are issued to officers and key employees and distributed over a number of years in annual installments, subject to certain prescribed conditions including continued employment. Compensation expense is recognized for the restricted shares over the restriction period equal to the fair market value of the shares on the date of issuance. MSLS employees were awarded 10,000 restricted shares under this plan during 2001. After tax compensation cost was $84,000 in the years ended January 3, 2003 and December 28, 2001 and zero for the year ended December 29, 2000.

     Under the Stock Purchase Plan, eligible employees may purchase MI’s Class A Common Stock through payroll deductions at the lower of the market value at the beginning or end of each plan year.

     Employee stock options to buy MI’s class A common stock may be granted to officers and key employees at exercise prices equal to the market price of MI’s Class A Common Stock on the date of grant. Nonqualified options expire 10 years after the date of grant, except those issued from 1990 through 2000, which expire 15 years after the date of the grant. Most options under the Stock Option Program are exercisable in cumulative installments of one quarter at the end of each of the first four years following the date of grant.

     For the purposes of the following disclosures required by FAS No. 123, “Accounting for Stock-Based Compensation,” the fair value of each option granted during 2002, 2001 and 2000 was $14, $16 and $15, respectively. MI estimated the fair value of each option granted on the date of grant using the Black-Scholes option-pricing model, using the assumptions noted in the following table:

	2002	2001	2000

Annual dividends	$0.28	$.26	$.24
Expected volatility	32%	32%	30%
Risk-free interest rate	3.6%	4.9%	5.8%
Expected life (in years)	7	7	7

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair values of current assets and current liabilities are assumed to be equal to their reported carrying amounts. Valuations for lifecare bonds are determined based on the expected future payments discounted at estimated market rates, adjusted, as applicable, for the existence of guarantees by MI. Lifecare bonds are generally non-interest bearing and are repaid when tenants die or move out. The average lifecare bond maturity was assumed to be 8 years based on mortality tables. The fair value of long-term lifecare bonds was estimated to be $14,153,000 and $79,321,000 at January 3, 2003 and December 28, 2001, respectively.

CONCENTRATION OF CREDIT RISKS

     The Company grants credit without collateral to its residents. The mix of receivables from residents and third-party payors at January 3, 2003 and December 28, 2001 was as follows:

	2002	2001

Medicare	39%	45%
Medicaid	4%	9%
Private	57%	46%

	100%	100%

COMMITMENTS AND CONTINGENT LIABILITIES

     On November 13, 2002, Senior Housing Properties Trust (SNH) and Five Star Quality Care (FVE) served a Notice of Default asserting various alleged defaults and purported material breaches by the Company under the applicable operating agreements. The Company responded to the various issues raised by SNH/FVE and denies that it is in default or material breach of the agreements.

     On November 27, 2002, in response to SNH/FVE’s repeated indications that they would attempt to terminate the Operating Agreements, the Company filed suit in the Circuit Court for Montgomery County, Maryland, seeking, among other relief, a declaration that SLS is not in default or material breach of its operating agreements and a declaration that SNH/FVE had anticipatorily breached the operating agreements by violating the termination provisions of those contracts. The Company also sought, and obtained later that same day, a temporary restraining order (TRO) prohibiting SNH/FVE from terminating or attempting to terminate SLS’s operating agreements, or from evicting or attempting to evict MSLS from the 31 communities, until the court further addresses the parties’ dispute at a preliminary injunction hearing. Also on November 27, 2002, SNH/FVE attempted to terminate MSLS’s operating agreements by sending MSLS a purported “Notice of Termination.” That attempted termination was stayed, however, by the court’s issuance of the TRO. On January 8, 2003, following the preliminary injunction hearing, the court granted Marriott and MSLS a preliminary injunction enjoining SNH/FVE from terminating or attempting to terminate the Operating Agreements prior to the trial on the merits. That trial is not expected until later in 2003 or in 2004.

     Also on November 27, 2002, after Marriott and MSLS had filed their action in Maryland, SNH/FVE filed suit against Marriott and MSLS in the Superior Court for Middlesex County, Massachusetts. That action seeks declaratory relief regarding the legal rights and duties of MSLS and SNH/FVE under MSLS’s operating agreements, and injunctive and declaratory relief prohibiting Marriott and MSLS from removing the Marriott name and proprietary marks from the 31 communities, allowing SNH/FVE to use the Marriott name and proprietary marks even if we sell SLS, and prohibiting Marriott from selling MSLS without SNH/FVE’s consent. On December 20, 2002, the Massachusetts court denied SNH/FVE’s motion for a preliminary injunction, and that denial was affirmed on appeal on December 31, 2002. SNH/FVE subsequently amended their claim for preliminary relief, adding a new claim that the relationship between the owner and operator in each of the 31 operating agreements is one of principal and agent and thus is terminable at any time. Marriott and MSLS have opposed this new claim and, in the Maryland action, have moved to have SNH/FVE held in contempt on the ground that the newly filed Massachusetts claim violates the Maryland preliminary injunction. On February 20, 2003, SNH/FVE field counterclaims for money damages in Maryland, asserting essentially the same alleged defaults and material breaches as set forth in the November 13, 2002 Notice of Default. On March 4, 2003, the Massachusetts court dismissed SNH/FVE’s complaint in its entirety.

     MSLS, as well as MI and other subsidiaries of MI, are named parties to other pending legal proceedings in the ordinary course of business, which, in management’s opinion, will not have a material impact on the results of the company. MI has agreed to indemnify MSLS for any claims that have been or will be made by third parties relating to events occurring prior to or on the balance sheet date.

     MSLS issues guarantees to third parties in conjunction with obtaining management contracts. The total maximum funding under these guarantees is $1,156,000 at January 3, 2003.

BUSINESS SEGMENTS

     MSLS reports the results of its operations in three operating divisions based upon the type of customers and economic characteristics: Continuing Care Retirement Communities (“CCRC”), Assisted Living, and Village Oaks. MSLS evaluates the performance of its segments based primarily on operating profit before interest expense. MSLS does not allocate income taxes at the segment level. The Village Oaks division is classified as a discontinued operation. Segment data for Village Oaks is separately disclosed in the Discontinued Operations footnote. Segment information for CCRC and Assisted Living is as follows:

	2002	2001	2000

	(in thousands)
REVENUE
CCRC	$427,854	$380,223	$363,337
Assisted Living	340,104	304,672	269,221

Revenue from continuing operations	$767,958	$684,895	$632,558

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
CCRC	$49,086	$32,340	$39,685
Assisted Living	(2,254)	26,126	3,712
Corporate	(43,373)	(41,347)	(54,595)

Operating income (loss) from continuing operations	$3,459	$17,119	$(11,198)

ASSETS
CCRC	$177,172	$192,877
Assisted Living	155,826	343,931
Corporate	131,394	300,278

	464,392	837,086
Village Oaks	—	49,226

	$464,392	$886,312

DEPRECIATION and AMORTIZATION
CCRC	$9,888	$10,971	$10,538
Assisted Living	6,889	12,222	8,502
Corporate	404	4,833	4,376

Depreciation and amortization from continuing operations	$17,181	$28,026	$23,416